Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 15, 2010, with respect to the consolidated financial statements of K-Tron International, Inc. and Subsidiaries on Form 10-K as of and for the fiscal year ended January 2, 2010 included in this Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hillenbrand, Inc. on Form S-8 (File No. 333-149893, effective March 25, 2008).
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
May 28, 2010